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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      IMPERIAL CREDIT COMMERCIAL MORTGAGE
                               INVESTMENT CORP.
            (Exact Name of Registrant as Specified in its Charter)


     Maryland                                              95-4648345
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                     11601 Wilshire Boulevard, Suite 2080
                         Los Angeles, California 90025
                   (Address of Principal Executive Offices)


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None


       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $.0001 per share.
                               (Title of Class)
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        IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP. - FORM 8-A


Item 1.   Description of Registrant's Securities to be Registered.

          Pages 114 to 117 under the caption "Description of Capital Stock" of the Preliminary Prospectus dated September 12, 1997, contained in the Registration Statement on Form S-11 (Registration No. 333-32683) under the Securities Act of 1933, as amended, initially filed by Imperial Credit Commercial Mortgage Investment Corp., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on August 1, 1997, as amended by Amendment No. 1 thereto filed with the Commission on September 12, 1997 (as amended, the "S-11 Registration Statement"), are incorporated herein by reference.


Item 2.   Exhibits.

          1. Charter of the Company, filed with the Commission as Exhibit 3.1 to the S-11 Registration Statement, is incorporated herein by reference.

          2. Bylaws of the Company, filed with the Commission as Exhibit 3.2 to the S-11 Registration Statement, are incorporated herein by reference.

          3. Specimen of Certificate of Common Stock, par value $.0001 per share, of the Company, filed with the Commission as Exhibit 4.1 to the S-1 Registration Statement, is incorporated herein by reference.

          4. Pages 114 to 117 under the caption "Description of Capital Stock" of the Company's Preliminary Prospectus dated September 12, 1997, contained in the S-11 Registration Statement, are incorporated herein by reference.

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


September 16, 1997         IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.


                                       By:  /s/ MARK S. KARLAN
                                          --------------------------------------
                                          Mark S. Karlan
                                          President and Chief Executive Officer

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